EXHIBIT 23

Consent of independent REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2015 of FirstService Corporation of our report dated February 23, 2016, relating to the consolidated and carve-out combined financial statements and the effectiveness of internal control over financial reporting which appears in Exhibit 2 incorporated by reference in this Annual Report.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 23, 2016